Exhibit 99.1

Stephen Cohen – Media	Jennifer Chen – Investors
Caesars	Caesars
(212) 886-9332	(702) 407-6407

Caesars Entertainment Operating Co. Objects to Baseless Creditor Notice

LAS VEGAS – Caesars Entertainment Operating Company, Inc. (CEOC or the Company) today announced its objection to a notice of default sent by a minority group of holders of one tranche of second lien notes issued by the Company. The Company believes that the claims in the notice are baseless and will defend itself vigorously against any action taken by these creditors.

“We will not allow our company, our employees and the communities in which we operate to be held hostage by a minority of holders whose interests are contrary to the long-term health of the Company,” said Gary Loveman, chairman and chief executive officer of Caesars Entertainment Corporation (CEC).

The Company, its parent, CEC, and its private equity sponsors have acted aggressively to improve performance through investment in the business, capital structure management and operational improvement. Over the past several years, the Company and its affiliates have completed nearly 50 capital markets transactions and more than $3 billion has been invested to expand and upgrade the Caesars network.

Recent transactions, including the sale of assets to Caesars Growth Partners LLC, followed a rigorous, independent process which garnered fair value for CEOC and provided it with liquidity crucial to its business and capital structure plans. The process included special committees comprised of independent directors of CEC and Caesars Acquisition Company. Each committee received independent legal and financial advice and fairness opinions related to the transactions and the proceeds of those sales will be applied in compliance with the indentures.

Also meritless is the holders’ contention that CEC’s previous announcement regarding the termination of CEC’s guarantee of the holders’ notes constitutes a default. As that announcement indicated, pursuant to the terms of the indentures to which these creditors agreed, the CEC guarantee terminated when CEOC ceased to be a wholly owned subsidiary of CEC. The guarantee was included in the indentures at CEC’s request to allow the use of consolidated financial statements, not to provide credit support. CEC and CEOC have honored and will continue to honor their obligations under their indentures and expect creditors to do the same.

About Caesars

Caesars is the world’s most geographically diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 75 years ago, Caesars has grown through development of new resorts, expansions and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment.

Forward-Looking Statements

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “present,” “preserve,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are necessarily estimates reflecting the best judgment of Caesars’ management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	access to available and reasonable financing on a timely basis, including the new incremental term loan CEOC is seeking under its credit agreement (and related repayment of 2015 maturities) and amendment to CEOC’s credit agreement and related Caesars Entertainment guarantee of CEOC’s credit agreement, which may not be consummated on the terms contemplated or at all;

•	the outcome of the allegations in a notice of default sent by a minority group of holders of one tranche of second lien notes issued by CEOC;

•	the assertion and outcome of litigation or other claims that may be brought against Caesars by creditors of CEOC, some of whom have notified Caesars of their objection to various transactions undertaken by Caesars in 2013 and 2014;

•	the impact of Caesars’ substantial indebtedness and the restrictions in Caesars’ debt agreements;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	the ability to realize the expense reductions from cost savings programs, including the program to increase Caesars’ working capital and excess cash by $500 million;

•	the ability of Caesars’ customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	the ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that Caesars acquires into its operations;

•	the potential difficulties in employee retention and recruitment as a result of Caesars’ substantial indebtedness, the ongoing downturn in the U.S. regional gaming industry, or any other factor;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	severe weather conditions or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on Caesars’ ability to attract customers to certain of its facilities, such as the amount of losses and disruption to us as a result of Hurricane Sandy in late October 2012;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	acts of war or terrorist incidents or uprisings, including losses therefrom, including losses in revenues and damage to property;

•	the effects of environmental and structural building conditions relating to Caesars’ properties;

•	access to insurance on reasonable terms for Caesars’ assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

Any forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.